Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to use of our of our report dated January 21, 2000, except for Note 9, as to which the date is April 3, 2000, included in the Proxy Statement of Blue Star Communications Group, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Covad Communications Group, Inc. for the registration of 13,000,000 shares of its common stock.


San Jose, California                              /s/ Ernst & Young, LLP
August 8, 2000